UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 15, 2010

Marshall Edwards, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50484	51-0407811
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
140 Wicks Road, North Ryde, NSW, 2113 Australia
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (011) 61 2 8877 6196
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
     On April 15, 2010, Marshall Edwards, Inc. (the “Company”) received notification from Nasdaq that the Company has regained compliance with the $1.00 minimum closing bid price requirement in accordance with Nasdaq Listing Rule 5450(a)(1). The Nasdaq Hearings Listing Qualifications Panel has determined to continue the listing of the Company’s securities on the Nasdaq Stock Market and, therefore, the hearing before the Hearings Listing Qualifications Panel has been cancelled.
     Previously on March 16, 2010, the Company received written notification from Nasdaq that unless the Company requested a hearing before the Nasdaq Listing Qualifications Panel the Company’s common stock would be delisted from Nasdaq. On March 23, 2010, the Company requested a hearing before the Nasdaq Listing Qualifications Panel to address the minimum bid price deficiency.
     On March 29, 2010, a 1-for-10 reverse stock split was approved at the Special Meeting of the Stockholders of the Company. On March 31, 2010 the Company effected the reverse stock split. Following the reverse stock split, the Company’s common stock traded above the $1.00 minimum bid price required by the Nasdaq Listing rules for 10 consecutive trading days thus allowing the Company to regain compliance and remain listed on Nasdaq.
     A copy of the press release announcing that the Company has regained compliance with Nasdaq continued listing requirements is attached hereto as Exhibit 99.1 and is incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated April 20, 2010

Signature
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARSHALL EDWARDS, INC.
By:	/s/ David R. Seaton
David R. Seaton
Acting Chief Executive Officer and Chief Financial Officer

Dated: April 20, 2010

Index to Exhibits

Exhibit No.	Description
99.1	Press Release dated April 20, 2010